EXHIBIT 99.5

CADUS CORPORATION

13,144,040 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M. NEW YORK CITY

TIME ON [___________], 2014, SUBJECT TO EXTENSION

[___________], 2014

To: Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by CADUS CORPORATION (the “Company”) of up to an aggregate of 13,144,040 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, at a subscription price of $1.53 per share of Common Stock (the “Subscription Price”), pursuant to the exercise of subscription rights (“Subscription Rights”) initially distributed to all holders of record of shares of Common Stock as of April 28, 2014 (the “Record Date”). The Company distributed one non-transferable Subscription Right for each share of Common Stock outstanding on the Record Date. The Subscription Rights are described in the enclosed prospectus dated [_________], 2014 (the “Prospectus”) and evidenced by a Subscription Certificate registered in your name or in the name of your nominee.

Each Subscription Right entitles the holder thereof to subscribe for one share of Common Stock at the Subscription Price (the “Basic Subscription Right”). Each Subscription Right also entitles the holder thereof to subscribe for additional shares of Common Stock that have not been purchased by other Subscription Rights holders pursuant to their Basic Subscription Rights, at the Subscription Price, if such holder has fully exercised its Basic Subscription Rights (the “Over-Subscription Right”). See “The Rights Offering—The Subscription Rights” in the Prospectus.

If you exercise the Over-Subscription Right on behalf of beneficial owners of Subscription Rights, you will be required to certify to the subscription agent and the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Subscription Rights that have been exercised pursuant to the Basic Subscription Right, whether the Basic Subscription Right of each beneficial owner of Subscription Rights on whose behalf you are acting have been exercised in full, and the number of shares of Common Stock being subscribed for pursuant to the Over-Subscription Right by each beneficial owner of Subscription Rights on whose behalf you are acting.

We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Subscription Rights.

Enclosed are copies of the following documents for you to use:

1.	Prospectus;

2.	Form of Letter from the Company to its stockholders;

3.	Instructions for Use of Cadus Subscription Certificate;

4.	Notice of Guaranteed Delivery;

5.    A form letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or in the name of your nominee;

6.    Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the Subscription Rights; and

7.    Nominee Holder Certification Form.

Your prompt action is requested. The Subscription Rights will expire at 5:00 P.M., New York City time, on [________], 2014, subject to extension (the “Expiration Date”).

To exercise Subscription Rights, properly completed and executed Subscription Certificates and payment in full for all Subscription Rights exercised must be delivered to the subscription agent as indicated in the Prospectus prior to the Expiration Date, unless the guaranteed delivery procedures described in the Prospectus are followed in lieu of delivery of a Subscription Certificate prior to the Expiration Date.

Additional copies of the enclosed materials may be obtained by contacting the information agent, AST Phoenix Advisors at (212) 493-3910.

Sincerely,

Hunter C. Gary
President and Chief Executive Officer

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF CADUS CORPORATION, THE SUBSCRIPTION AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMETNS MADE IN THE PROSPECTUS.

99.5-2